INDEPENDENT AUDITORS' CONSENT



Board of Trustees of Memorial Funds Trust:

We consent to the use of our reports for the Government Bond Fund, Corporate Bond Fund, Growth Equity Fund, and Value Equity Fund, four funds of Memorial Funds Trust, dated February 2, 2001, incorporated herein by reference, and to the references to our firm under the headings "Financial Highlights" in the prospectuses and "Independent Auditors" in the statement of additional information included herein.


/s/ KPMG LLP

Boston, Massachusetts
April 26, 2001